UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2021
Starbucks Corporation
(Exact name of registrant as specified in its charter)

Washington	0-20322	91-1325671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Utah Avenue South, Seattle, Washington 98134
(Address of principal executive offices) (Zip Code)

(206) 447-1575
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SBUX	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Selection 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

On June 15, 2021, Starbucks Corporation (the “Company” or “Starbucks”) announced the appointment of John Culver, who is serving as group president, International, Channel Development and Global Coffee, Tea & Cocoa, as group president, North America and chief operating officer, effective June 28, 2021. Mr. Culver’s appointment is in addition to the other senior management changes described in the press release furnished under Item 7.01 of this Form 8-K.

Mr. Culver, 60, joined Starbucks in August 2002 and served as group president, International, Channel Development and Global Coffee, Tea & Cocoa from July 2018 to June 2021. From October 2017 to July 2018, Mr. Culver served as group president, International and Channels. From September 2016 to October 2017, he served as group president, Starbucks Global Retail. From May 2013 to September 2016, he served as group president, China, Asia Pacific, Channel Development and Emerging Brands. Mr. Culver served as president, Starbucks Coffee China and Asia Pacific from October 2011 to May 2013. From December 2009 to October 2011, he served as president, Starbucks Coffee International. Mr. Culver served as executive vice president; president, Global Consumer Products, Foodservice and Seattle’s Best Coffee from February 2009 to September 2009, and then as president, Global Consumer Products and Foodservice from October 2009 to November 2009. He previously served as senior vice president; president, Starbucks Coffee Asia Pacific from January 2007 to February 2009, and vice president; general manager, Foodservice from August 2002 to January 2007. Mr. Culver currently serves on the Board of Directors of each of Kimberly-Clark Corporation and Columbia Sportswear Company.

In connection with Mr. Culver’s appointment, the Compensation and Management Development Committee of the board of directors of the Company approved an annualized base salary of $1,000,000, an annual bonus target under the Company’s Executive Management Bonus Plan of 150% of base salary, and an annual long-term incentive target of $6,000,000.

There is no arrangement or understanding between Mr. Culver and any other person pursuant to which Mr. Culver was appointed as chief operating officer. Mr. Culver does not have any family relationships with any director or other executive officer of the Company, and there are no transactions in which Mr. Culver has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

A copy of the Company’s press release relating to the announcement described in Item 5.02 is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release of Starbucks Corporation dated June 15, 2021.
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARBUCKS CORPORATION

Dated:	June 15, 2021
		By:	/s/ Rachel A. Gonzalez
Rachel A. Gonzalez
executive vice president and general counsel